EXHIBIT 16.1

MEYER NORRIS PENNY LLP
1100 – 2 Bloor St reet E ast
Toronto , ON ,   M4W 1A8

July 7, 2008

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read the statement made by Sona Mobile Holdings Corp. to be included under Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated July 7, 2008. We agree with the statements relating to our firm with respect to the change in the registrant’s certifying accountant.

Yours truly,

MEYERS NORRIS PENNY LLP

/s/  AL TITLE
Al Title, C.A.
Partner

AT/ab